UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2010

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 11, 2010 the Company and its Chief Executive Officer, Barry Caldwell, entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement dated December 31, 2008 (the "Amendment").

The Amended and Restated Executive Employment Agreement (the "Original Agreement") has provided, until December 31, 2009, reimbursement for an apartment in the vicinity of the Company’s offices until such time as Mr. Caldwell relocates his principal residence from the Fort Worth, Texas area to Southern California. This has assisted Mr. Caldwell in devoting his full-time efforts to the management of the Company. The Original Agreement also reimbursed two round-trips from California to Fort Worth each month. Because extraordinarily difficult conditions have prevailed in the housing market since the time Mr. Caldwell joined the Company, the Company entered into the Amendment to extend the availability of housing and travel reimbursement while relocation of his principal residence remains pending, through December 31, 2010 at its current level, and at 50% of that level through December 31, 2011.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this report as Exhibit 10.82 and which is incorporated in this report by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

January 15, 2010	By:	/s/ Deborah Andrews

Name: Deborah Andrews
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.82	Amendment No. 1 to Amended and Restated Executive Employment Agreement